UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

BERRY PLASTICS GROUP, INC. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-35672 (Commission File Number)	20-5234618 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On April 15, 2013, Berry Plastics Group, Inc. (the “company” or “we”) disclosed certain estimated financial information related to its results of operations for the quarter ending on March 30, 2013:

For the March  2013 quarter, we estimate that  net  sales  declined  to approximately $1,145 to $1,155 million from $1,183 million in the March  2012 quarter. This decrease of 2% to 3% is primarily  related  to a 3% reduction in the number  of shipping days as a result of the timing  of holidays versus  the  prior  year’s  quarter, the year-over- year adverse  change  in weather, and light-weighting partially  offset  by volume gains  in certain of our product lines. Also, we estimate that  Adjusted  EBITDA  will  be $199 to $204 million for  the  March  2013 quarter compared to $198 million in the March  2012 quarter. This increase of 1% to 3% is primarily  related  to cost reduction efforts  partially  offset  by additional costs  associated  with new product innovation.  Estimated  net  debt at March  30, 2013 was $3,991 million. Assuming our initial public  offering  and 2013 debt refinancing  occurred at the  beginning  of the period,  our interest expense  for  the  four  quarter  period  ended March 30, 2013 would be approximately $63 million lower. At March 30, 2013, we estimate the  cash  payout  in the next  12 months under the tax  receivable  agreement  to be $68 million. This is a reduction from  the  end of the last  fiscal  quarter primarily as a result of the debt  extinguishment  costs  from  the  2013 refinancing and bonus depreciation on capital expenditures.  Adjusted  EBITDA  is  a non-GAAP measure.  The following tables  reconcile  the  company’s estimated net  income  (loss)  to the company’s  estimate  of Adjusted EBITDA  for  the  March  2013 quarter and four quarter period  ended March 30, 2013:

	Quarter Ended March 30, 2013		Four Quarters Ended March 30, 2013

(in millions) (Unaudited)	Low	High	Low	High
Adjusted EBITDA (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$199	$204	$807	$812
Pro forma acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—	4	4
Unrealized cost reductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2	2	22	22
Operating EBITDA (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$197	$202	$781	$786
Net interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	61	61	293	293
Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	85	85	350	350
Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(1)	3	11	15
Restructuring, business optimization and other . . . . . . . . . . . . . . .	1	1	39	39
Loss on debt extinguishment (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48	48	64	64
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 3	$ 4	$ 24	$ 25

_________

(a)   Adjusted  EBITDA  and Operating EBITDA  should  not be considered in isolation or construed as an alternative to our net income  (loss)  or other measures  as determined in accordance with GAAP. In addition, other companies  in our industry or across different  industries  may  calculate  Adjusted  EBITDA  and Operating EBITDA  and the related  definitions  differently  than  we do, limiting the  usefulness  of our calculation of Adjusted EBITDA  and Operating EBITDA  as comparative measures.  Operating  EBITDA  and Adjusted EBITDA  are  among  the  indicators  used by the company’s  management  to measure the performance of the company’s  operations  and thus the  company’s  management  believes  such information may be useful to investors. Such measures are  also  among  the  criteria  upon which performance-based compensation may  be based.

(b)   Includes  $24 million of call premium  and penalties, $16 million of deferred financing  fees  and $8 million of debt discount  for  the  quarter  ended March 30, 2013 and an additional $13 million of call premium  and $3 million of deferred financing  fees  for  the  four  quarter  period  ended March 30, 2013.

We define “Adjusted EBITDA” as net income (loss) before depreciation and amortization, income tax expense (benefit), interest expense (net) and certain restructuring and business optimization charges and as adjusted for unrealized cost reductions and acquired businesses, including unrealized synergies, which are more particularly defined in our credit documents and the indentures governing our notes. Adjusted EBITDA is used by our lenders for debt covenant compliance purposes and by our management as one of several measures to evaluate management performance. Adjusted EBITDA eliminates certain charges that we believe do not reflect operations and underlying operational performance. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA has important limitations, including that (1) Adjusted EBITDA does not represent funds available for dividends, reinvestment or other discretionary uses, or account for one-time expenses and charges; (2) Adjusted EBITDA does not reflect cash outlays for capital expenditures or contractual commitments; (3) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital;

(4) Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on indebtedness; (5) Adjusted EBITDA does not reflect income tax expense or the cash necessary to pay income taxes; (6) Adjusted EBITDA excludes depreciation and amortization and, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and (7) Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

         The preliminary financial and operating results for the March 2013 quarter are forward-looking statements based on preliminary estimates and reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and  from past  results,  performance  or achievements. Such preliminary results  are  subject  to finalization of our quarterly financial  and accounting procedures  and should not be viewed as a substitute for  full  interim  financial statements prepared  in accordance with GAAP and reviewed by our auditors. Consequently,  there  can be no assurances that  the  actual  financial  and operating results  for  the  second  quarter  ended March 30, 2013 will be identical to the preliminary  estimates  set  forth  above, and any variation between  our actual results  and the estimates set  forth  above may be material. In addition, such results do not purport to indicate our results of operations for  any future period  beyond the quarter  ended March 30, 2013.

The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BERRY PLASTICS GROUP, INC.

Date:  April 15, 2013                                                  By:   /s/ Jason K. Greene

Name:   Jason K. Greene

Title:     Executive Vice President and

              General Counsel